Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

ICAD Receives Nasdaq Letter Regarding Non-Compliance with Minimum Bid Price Rule

NASHUA, N.H. (September 12, 2011) – iCAD, Inc. (NASDAQ: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of cancer, today announced it received a letter from The Nasdaq Stock Market stating that for the previous 30 consecutive business days, the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”). The Nasdaq letter has no immediate effect on the listing of the Company’s common stock.

In accordance with Marketplace Rule 5810(c)(3)(A), iCAD will be provided with a grace period of 180 calendar days, or until March 7, 2012, to regain compliance with the Minimum Bid Price Rule. If at any time before March 7, 2012, the bid price of the Company’s stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule by March 7, 2012, Nasdaq will notify the Company that its common stock will be delisted from The Nasdaq Global Market. In the event the Company receives notice that its common stock is being delisted from The Nasdaq Global Market, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Nasdaq Hearings Panel. Alternatively, Nasdaq may permit the Company to transfer its common stock to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 5505, except for the bid price requirement.  If its application for transfer is approved, the Company would have an additional 180 calendar days to comply with the Minimum Bid Price Rule in order to remain on The Nasdaq Capital Market.

About iCAD
iCAD, Inc. is an industry-leading provider of advanced image analysis and workflow solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing the most prevalent cancers earlier. iCAD offers a comprehensive range of high-performance, upgradeable Computer-Aided Detection (CAD) systems and workflow solutions for mammography, Magnetic Resonance Imaging (MRI) and Computed Tomography (CT). iCAD recently acquired Xoft, Inc., developer of the Axxent® eBx™ electronic brachytherapy system (eBx). Axxent uses non-radioactive miniaturized X-ray tube technology and is FDA-cleared for treatment of early stage breast cancer, skin cancer and endometrial cancer. The Axxent System is also cleared for use in the treatment of other cancers or conditions where radiation therapy is indicated including Intraoperative Radiation Therapy (IORT). For more information, call (877) iCADnow or visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

For iCAD, contact Kevin Burns at 603-882-5200 x7967, or via email at kburns@icadmed.com

For Investor Relations, contact Anne Marie Fields of Lippert/Heilshorn & Associates at 212-838-3777 x6604 or via email at afields@lhai.com

For media inquiries, contact Wendy Ryan of Schwartz Communications at 781-684-0770, or via
email at wryan@schwartzcomm.com

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